CONFIRMING STATEMENT



This Statement confirms that the undersigned, Raymond W. Wasilewski, has authorized and designated any one of Lori K. Geadelmann, Douglas V. Shelton or Mark D. Wickham to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of FBL Financial Group, Inc. The authority of
Lori K. Geadelmann, Douglas V. Shelton and Mark D. Wickham under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of FBL Financial Group, Inc., unless earlier revoked in writing.
The undersigned acknowledges that Lori K. Geadelmann, Douglas
V. Shelton and Mark D. Wickham are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

                                  /s/ Raymond W. Wasilewski
Date: March 1, 2018		   ___________________
				    (sign)

                                  Raymond W. Wasilewski